UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On May 18, 2016, the Company held its Annual Meeting of Stockholders in King of Prussia, Pennsylvania.  Of the 52,170,958 shares outstanding as of the March 21, 2016 record date, 46,087,561 shares, or approximately 88.3%, were present or represented by proxy at the Annual Meeting.  With respect to the matters submitted for a vote of stockholders at the Annual Meeting: (i) each of the Class III directors nominated were elected to serve and (ii) the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified.   Set forth below are the voting results for each such matter.

Proposal 1 — Election of Directors

The following two Class III directors were elected to serve for three-year terms until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Dougherty	39,062,488	2,272,397	4,752,676
Leon O. Moulder, Jr.	41,061,628	273,257	4,752,676

Proposal 2 — Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
45,518,048	270,165	299,348	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: May 19, 2016	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Chief Administrative Officer

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